UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
Amended and Restated Multiple Class Plan
On May 18, 2017, the board of directors of KBS Strategic Opportunity REIT II, Inc. (the “Company”) adopted an amended and restated multiple class plan (the “Amended Multiple Class Plan”). The Amended Multiple Class Plan provides that the period over which the servicing fee is payable with respect to a particular share of Class T common stock of the Company sold in the primary initial public offering of the Company may be reduced from four years pursuant to an agreement between the dealer manager for the initial public offering and the broker dealer of record in effect at the time the share of Class T common stock was first issued. There were no other changes made in the Amended Multiple Class Plan.
ITEM 8.01 OTHER EVENTS
Fourth Amended and Restated Dividend Reinvestment Plan
Also on May 18, 2017, the board of directors of the Company approved a fourth amended and restated dividend reinvestment plan (the “Amended Dividend Reinvestment Plan”). The Amended Dividend Reinvestment Plan provides that once the Company has announced an estimated net asset value per share of its common stock, which the Company expects to occur on June 7, 2017, participants in the dividend reinvestment plan will acquire shares of the Company’s common stock at a price equal to the estimated net asset value per share.
There were no other changes made in the Amended Dividend Reinvestment Plan. The Amended Dividend Reinvestment Plan will take effect on June 3, 2017.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Ex.	Description

4.1	Amended and Restated Multiple Class Plan

4.2	Fourth Amended and Restated Dividend Reinvestment Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: May 24, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary